March 17, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549
Gentlemen:

We have read statements numbered two, three and four in the attached letter from Smith Barney Managed
Governments Fund, which we understand will be filed with the Commission, pursuant to Item 77K of Form N-
SAR, as an annex to the Funds Form N-SAR report for the year ended July 31, 1995. We agree with the statements referenced above concerning our Firm in such Form N-SAR.

                              Very truly yours,
                              Cooper & Lybrand L.L.P.
                                            Exhibit
                                            77k


            Smith Barney Managed Governments Fund
         Changes in Registrants Certifying Account



1.     On   October 19, 1994,   based   upon   the
recommendation   of   the  Audit   Committee   of
the Registrants Board of Directors, and in
accordance with Section  32 of the Investment
Company Act of 1940,  as amended,  and  the  rules
thereunder,  the Board   of Directors  determined
not to retain Coopers &  Lybrand L.L.P.     (Cooper
&  Lybrand)
as  the   Registrants
independent accountants and voted to appoint KPMG
Peat Marwick Registrants independent accountants for the fiscal year ending July 31, 1995.

2.    During  the  Registrants two most recent
fiscal years  ending  July 31, 1994,  Coopers  &
Lybrands reports   on   the  Registrants
financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

3.    During  the  Registrants two most recent
fiscal years   ending   July 31,  1994, and through
October 19, 1994, there   were   no disagreements
with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused it to make reference to the subject matter of the disagreement in connection with it report.

4. During the Registrants two most recent fiscal years and through October 19, 1994, there have been no reportable events as such term is described in Item 304 (a)(1)(v) of Regulation SK with respect to Coopers & Lybrand.

5.    On October 19, 1994, the Registrant engaged
KPMG
Peat  Marwick LLP as its principal accountants to
audit the  Registrants  financial  statements.
During  the Registrants two most recent years
through October 19, 1994,  the Registrant has not
consulted with KPMG  Peat Marwick   LLP   on
items which  (i)                       concerned
the
application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the
Registrants financial statements or (ii) concerned the subject matter of a disagreement or reportable event with Coopers & Lybrand.

6.    The Registrant has requested Coopers &
Lybrand
to
furnish it with a letter addressed to the Securities and Exchange Commission stating whether Coopers & Lybrand agrees with the statements contained in the second, third and fourth paragraph above. A copy of the letter from Coopers & Lybrand the Securities and
Exchange Commission is filed as Annex I hereto.